Exhibit 10.1

APTARGROUP, INC.
2018 EQUITY INCENTIVE PLAN

1.	Purpose.The purpose of the AptarGroup, Inc. 2018 Equity Incentive Plan (the “Plan”) is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining employees, non-employee directors, consultants, independent contractors and agents, (b) motivating award recipients by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of award recipients with those of the stockholders of the Company.

2.	Definitions The following definitions are applicable to the Plan:

(a)	“Affiliate” means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an “Affiliate” by the Committee.

(b)	“Board of Directors” means the Board of Directors of the Company.

(c)	“Change in Control” has the meaning specified in Appendix A to the Plan.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

(f)	“Common Stock” means Common Stock, par value $.01 per share, of the Company.

(g)	“Company” means AptarGroup, Inc., a Delaware corporation, and its successors.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)	“Market Value” on any date means the closing price of Common Stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date).

(j)	“participant” means any non-employee director of the Board, employee, consultant, independent contractor or agent of the Company or an Affiliate who has been granted an Award pursuant to the Plan.

(k)	“performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based Award under the Plan.

Performance goals may include, but are not limited to, the following corporate-wide or Affiliate, business segment, division, operating unit or individual measures:

(i)	Profitability Measures: (1) earnings per share; (2) earnings before interest and taxes (“EBIT”); (3) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (4) business segment income; (5) net income; (6) operating income; (7) revenues; (8) profit margin; (9) cash flow(s) and (10) expense reduction;

(ii)	Capital Return Measures: (1) return on equity; (2) return on assets or net assets; (3) return on capital or invested capital; (4) EBIT to capital ratio; (5) EBITDA to capital ratio; (6) business segment income to business segment capital ratio; (7) working capital ratios; (8) total shareholder return; (9) increase in stockholder value; (10) attainment by a share of Common Stock of a specified Market Value for a specified period of time and (11) price-to-earnings growth; and

(iii)	Other Performance Measures: (1) successful implementation of strategic initiatives relating to cost reduction, revenue production and/or productivity improvement; (2) successful integration of acquisitions; (3) market share; (4) economic value created; (5) market penetration; (6) customer acquisition; (7) business expansion; (8) customer satisfaction; (9) reductions in errors and omissions; (10) reductions in lost business; (11) management of employment practices and employee benefits; (12) supervision of litigation; (13) supervision of information technology; and (14) quality and quality audit scores.

Each such goal may be measured (A) on an absolute or relative basis; (B) on a pre-tax or post-tax basis or (C) comparatively with current internal targets, the past performance of the Company (including the performance of one or more Affiliates, business segments, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. At the Committee’s discretion, the Committee may establish any other objective or subjective corporate-wide or Affiliate, division, operating unit or individual measures as performance goals, whether or not listed herein.

(l)	“performance period” means the time period during which the performance goals applicable to a performance-based Award must be satisfied or met.

(m)	“Prior Plan” shall mean the AptarGroup, Inc. 2016 Equity Incentive Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

(n)	“Rule 16b-3” means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

(o)	“subsidiary” means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

(p)	“Substitute Award” shall mean an Award (as defined in Section 6) granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR (as defined in Section 6).

3.	Administration The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

Subject to the limitations of the Plan, the Committee shall have full authority and discretion: (1) to select participants; (2) to make Awards in such forms and amounts as it shall determine; (3) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate; (4) to approve the forms to carry out the purposes and provisions of the Plan; (5) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (6) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any Award granted hereunder and (7) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding Awards shall lapse, (iii) all or a portion of the performance period applicable to any outstanding Awards shall lapse and (iv) the performance goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other interim level. Notwithstanding the foregoing, except for any adjustment pursuant to Section 7(b) or in connection with a Change in Control, neither the Board of Directors nor the Committee shall without the approval of stockholders (i) amend the terms of outstanding Awards to reduce the exercise price of outstanding stock options or SARs, (ii) cancel outstanding stock options or SARs in exchange for cash, other Awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs, or (iii) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

The Committee’s determinations on matters within its authority shall be final, binding and conclusive. The Committee may delegate some or all of its power and authority hereunder to the Board of Directors (or any members thereof) or, subject to applicable law, to a subcommittee of the Board of Directors, a member of the Board of Directors, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board of Directors, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other person.

No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

4.	Shares Subject to Plan Subject to adjustment as provided in Section 7(b) and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all Awards under this Plan shall be 4,150,000 (reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after March 31, 2018), all of which may be issued under the Plan in connection with ISOs (as defined in Section 6(a)). The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to Awards. To the extent that shares of Common Stock subject to an outstanding award granted under either this Plan or a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (except in the case of an option to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR) or (ii) the cash settlement of such award, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall not again be available under the Plan (i) if tendered to satisfy all or a portion of tax withholding obligations relating to such Award, (ii) if such shares were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option of SARs (iii) if withheld to pay the exercise price of stock options or SARs awarded hereunder or (iv) if repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again become available pursuant to this paragraph shall be equal to one share for each share subject to an Award described herein; provided, however, any shares from a Prior Plan that become available under this Plan pursuant to this paragraph shall be added to this Plan based on the share deduction ratio set forth in such Prior Plan. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under any Prior Plan shall be available for grant under such Prior Plan.The number of shares of Common Stock available for Awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).

The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $500,000; provided, however, that the limit set forth in this sentence shall be multiplied by two in the year in which a non-employee director commences service on the Board of Directors. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

5.	Eligibility Participants in this Plan shall consist of such employees, non-employee directors, consultants, independent contractors and agents and persons expected to become employees, non-employee directors, consultants, independent contractors and agents of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Award agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a non-employee director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

6.	Awards The Committee may grant to eligible employees, non-employee directors, consultants, independent contractors and agents, in accordance with this Section 6 and the other provisions of the Plan, stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (each, an “Award” and, collectively, the “Awards”).

(a)	Options.

a.	Options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Code or any successor provision, or nonqualified stock options, as the Committee may determine; except that, so long as so provided in such Section 422, no ISO may be granted under the Plan to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of Section 422 of the Code) of the Company or any non-employee director, consultant, independent contractor or agent. To the extent that the aggregate Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as ISOs are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute nonqualified stock options.

b.	The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of the grant; provided that if an ISO is granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Market Value) required by the Code in order to constitute an ISO. Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

c.	Subject to the minimum vesting requirements of Section 6(e), each option shall be exercisable at such time or times as the Committee shall determine at grant, provided that no option shall be exercised later than 10 years after its date of grant; provided that if an ISO shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.

d.	An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (E) a combination of (A), (C) and (D), in each case to the extent set forth in the agreement relating to the option, (ii) by executing such documents as the Company may reasonably request and (iii) if applicable, by surrendering to the Company any tandem SARs which are cancelled by reason of the exercise of the option. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C), (D) or (E), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. No shares of Common Stock shall be issued or delivered until the full purchase price therefore and any withholding taxes have been paid (or arrangement made for such payment to the Company’s satisfaction). No dividends, or dividend equivalents, shall be paid on any options.

e.	Except as otherwise provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the vesting period the portion of the option still subject to vesting provisions shall be forfeited by the participant.

(b)	SARs.

a.	An SAR shall entitle its holder to receive from the Company, at the time of exercise or settlement of such right, an amount equal to the excess of Market Value (at the date of exercise) over a base price fixed by the Committee multiplied by the number of SARs which the holder is exercising or which are being settled. SARs may be tandem with any previously or contemporaneously granted option or independent of any option. The base price of a tandem SAR shall be the option price of the related option. The base price of an independent SAR shall be fixed by the Committee at not less than 100% of the Market Value of a share of Common Stock on the date of grant of the SAR. The amount payable may be paid by the Company in Common Stock (valued at its Market Value on the date of exercise) or, to the extent provided in the Award agreement, cash or a combination thereof. No dividends, or dividend equivalents, shall be paid on any SAR. Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

b.	Subject to the minimum vesting requirements of Section 6(e), each SAR shall be exercisable at such time or times as the Committee shall determine at grant, provided that no SAR shall be exercised later than 10 years after its date of grant.

c.	An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs then being exercised and (ii) by executing such documents as the Company may reasonably request. To the extent a tandem SAR is exercised or settled, the related option will be cancelled and to the extent the related option is exercised, the tandem SAR will be cancelled.

d.	Except as otherwise provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the vesting period the portion of the SAR still subject to vesting provisions shall be forfeited by the participant.

(c)	Restricted Stock.

a.	The Committee may award to any participant shares of Common Stock, subject to this Section 6(c) and such other terms and conditions as the Committee may prescribe (such shares being called “restricted stock”). During the restriction period, the shares of restricted stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates for restricted stock shall be registered in the name of the participant or a nominee of the Company and deposited, together with a stock power endorsed in blank if requested by the Company, with the Company.

b.	Subject to the minimum vesting requirements of Section 6(e), there shall be established for each restricted stock Award a restriction period (the “restriction period”) of such length as shall be determined by the Committee. A restricted stock Award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock; provided, however, that any distributions, including regular cash dividends, payable on the Common Stock during the restriction period or the performance period, as the case may be, shall be subject to the same restrictions as the shares of restricted stock with respect to which such distribution was made. Upon the lapse of all restrictions on a restricted stock Award, the Company shall remove the restrictions on any shares held in book entry form pursuant to Section 6(c)a or deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates deposited pursuant to Section 6(c)a.

c.	Except as otherwise provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

(d)	Restricted Stock Units.

a.	The Committee may award to any participant restricted stock units (“restricted stock units”), subject to this Section 6(d) and such other terms and conditions as the Committee may prescribe. Upon termination of the restrictions related thereto, each restricted stock unit shall be converted into one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Award agreement, the Market Value of such share of Common Stock in cash.

b.	Subject to the minimum vesting requirements of Section 6(e), there shall be established for each restricted stock unit Award a restriction period (the “restricted stock unit restriction period”) of such length as shall be determined by the Committee. A restricted stock unit Award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restricted stock unit restriction period. Upon the lapse of all restrictions on a restricted stock unit Award, each restricted stock unit shall be settled by delivery of one share of Common Stock (or, to the extent provided for in the applicable Award agreement, cash) and, if applicable, the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates representing the number of shares of Common Stock.

c.	Prior to the settlement of a restricted stock unit Award in shares of Common Stock, the holder of such Award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such Award. Holders of restricted stock units shall be entitled to dividend equivalents, if determined by the Committee; provided, however, any dividend equivalents shall be subject to the same vesting conditions applicable to the underlying restricted stock unit Award.

d.	Except as otherwise provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restricted stock unit restriction period all restricted stock units still subject to restrictions shall be forfeited by the participant.

(e)	Minimum Vesting and Performance Period Requirements. The Committee shall determine the vesting schedule and performance period, if applicable, for each Award; provided that no Award shall become exercisable or vested prior to the one-year anniversary of the date of grant and no performance period shall be less than one (1) year; provided, however, that, such restrictions shall not apply to Awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for Awards under this Plan. Notwithstanding the foregoing, the Board of Directors or Committee may provide that all or a portion of the shares subject to such Award shall vest immediately upon a Change in Control or may provide in any agreement relating to an Award that upon termination without cause, constructive discharge or termination due to death, disability, retirement or otherwise, an Award shall vest immediately or, alternatively, continue to vest in accordance with the vesting schedule but without regard to the requirement for continued employment or service only.

(f)	Deferral of Awards. To the extent permitted by Section 409A of the Code, the Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any Award (other than Awards of ISOs, stock options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of Awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an Award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

(g)	Surrender. If so provided by the Committee at the time of grant, an Award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

7.	Miscellaneous Provisions

(a)	Nontransferability. No Award under the Plan shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) a transfer of stock options without value to a “family member” (as defined in Form S-8) if approved by the Committee. Except to the extent permitted by the foregoing sentence, each Award may be exercised or received during the participant’s lifetime only by the participant or the participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void. For the sake of clarity, no Award may be transferred by a participant for value or consideration.

(b)	Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a share dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding stock option and SAR (including the number and class of securities subject to each outstanding stock option or SAR and the purchase price or base price per share) and the terms of each outstanding restricted stock Award and restricted stock unit Award (including the number and class of securities subject thereto) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

(c)	Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an Award, payment by the holder of such Award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An agreement relating to an Award may provide that (1) the Company shall withhold cash or whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the Award having, in the case of Common Stock, an aggregate Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award (the “Tax Date”) in the amount necessary to satisfy any such obligation or (2) the holder of the Award may satisfy any such obligation by any of the following means: (i) a cash payment to the Company; (ii) in the case of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise; (iii) delivery to the Company of previously owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (iv) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the Award having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; or (v) any combination of (i), (iii) and (iv), in each case to the extent set forth in the agreement relating to the Award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. Shares of Common Stock to be delivered or withheld may not have an aggregate Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable Internal Revenue Service withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

(d)	Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

(e)	Beneficiary Designation. To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at a participant’s death shall be paid to the participant’s estate.

(f)	Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant’s employment or service at any time, nor confer upon any participant any right to continue in the employ or service of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No individual shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

(g)	Foreign Employees. Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Affiliates operates or has employees.

(h)	Amendment. The Committee may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.

(i)	Governing Law. This Plan, each Award hereunder and the related Award agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

(j)	Awards Subject to Clawback. The Awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an Award shall be subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by applicable law.

8.	Effective Date and Term of Plan The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding Awards shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board or Committee; provided, however, that no ISOs shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board of Directors. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to termination.

As adopted by the Board of Directors on January 23, 2025

Appendix A to the Plan

“Change in Control” shall mean:

1.            the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided, further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

2.            individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

3.            consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

4.            consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.